UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 20, 2021

MARVELL TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	N/A	85-3971597
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 N. West Street, Suite 1200

Wilmington, Delaware 19801

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (302) 295-4840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares	MRVL	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 20, 2021 (the “Merger Effective Date”), Marvell Technology Group Ltd. (“Marvell”) completed the previously announced acquisition of Inphi Corporation (“Inphi”) pursuant to the Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), dated October 29, 2020, by and among Marvell, Marvell Technology, Inc. (“MTI”), Maui Acquisition Company Ltd, a Bermuda exempted company and a wholly owned subsidiary of MTI (“Bermuda Merger Sub”), Indigo Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of MTI (“Delaware Merger Sub”), and Inphi. Effective as of 4:01 p.m. Eastern Time on the Merger Effective Date (the “Bermuda Merger Effective Time”), Bermuda Merger Sub merged with and into Marvell (the “Bermuda Merger”), with Marvell continuing as a wholly owned subsidiary of MTI. Effective as of 4:02 p.m. Eastern Time on the Merger Effective Date (the “Delaware Merger Effective Time”), Delaware Merger Sub merged with and into Inphi (the “Delaware Merger” and, together with the Bermuda Merger, the “Mergers”), with Inphi continuing as a wholly owned subsidiary of MTI. As a result of the Mergers, Marvell and Inphi became wholly owned subsidiaries of MTI.

This Current Report on Form 8-K (this “Current Report”) establishes MTI as the successor issuer to Marvell and Inphi pursuant to Rule 12g-3(c) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Pursuant to Rule 12g-3(d) under the Exchange Act, shares of common stock, par value $0.002 per share, of MTI (“MTI Shares”) are deemed to be registered under Section 12(b) of the Exchange Act, and MTI is subject to the informational requirements of the Exchange Act, and the rules and regulations promulgated thereunder. MTI hereby reports this succession in accordance with Rule 12g-3(f) under the Exchange Act.

Item 1.01	Entry into Material Definitive Agreement

Following the Merger Effective Date, MTI intends to enter into indemnification agreements (the “Indemnification Agreements”) with its directors and executive officers. Subject to certain specified exceptions, these Indemnification Agreements provide for indemnification against all liability and loss suffered and expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement by any of these individuals in any action, suit or proceeding, to the fullest extent permitted by applicable law. The foregoing description of the Indemnification Agreements does not purport to be complete and is qualified in its entirety by reference to the form of Indemnification Agreement filed as Exhibit 10.1 to this Current Report and incorporated by reference into this Item 1.01.

Item 2.01	Completion of Acquisition or Disposition of Assets

At the Bermuda Merger Effective Time, each common share, par value $0.002 per share, of Marvell (each, a “Marvell Share”) issued and outstanding immediately prior to the Bermuda Merger Effective Time (other than Marvell Shares held by Marvell, MTI, Bermuda Merger Sub or Inphi or any other subsidiary of Marvell or Inphi) was converted into the right to receive one MTI Share. At the Delaware Merger Effective Time, each share of common stock, $0.001 par value per share, of Inphi (each, an “Inphi Share”) issued and outstanding immediately prior to the Delaware Merger Effective Time (other than (i) Inphi Shares held by Inphi, Marvell, MTI, Delaware Merger Sub or any other subsidiary of Marvell or Inphi and (ii) Inphi Shares with respect to which appraisal rights are properly exercised and not withdrawn under Delaware law) was converted into the right to receive 2.323 MTI Shares and $66.00 in cash, without interest. Each Inphi stockholder will receive cash for any fractional MTI Share that such stockholder would otherwise have received in the Delaware Merger.

Marvell and MTI funded the cash portion of the consideration for the Mergers with borrowings under the Term Credit Agreement (as defined below) and proceeds of the previously announced offering and issuance of (i) $500 million aggregate principal amount of 1.650% Senior Notes due 2026, (ii) $750 million aggregate principal amount of 2.450% Senior Notes due 2028 and (iii) $750 million aggregate principal amount of 2.950% Senior Notes due 2031.

As provided in the Merger Agreement, at the Bermuda Merger Effective Time all options, restricted stock units, performance awards and other equity awards relating to Marvell Shares outstanding immediately prior to the Bermuda Merger Effective Time were converted into an equivalent option to purchase, or award to be paid in, MTI Shares and remain subject to the same terms, conditions and restrictions as were applicable under the original option or award.

As provided in the Merger Agreement, at the Delaware Merger Effective Time:

•

each outstanding option to purchase Inphi Shares (each, an “Inphi Option”), other than an Out-of-the-money Option (as defined below), held by a person who is either continuing in employment with MTI, Inphi or any subsidiary or affiliate of Inphi after the Delaware Merger Effective Time (each, a “Continuing Employee”) or continuing in service with MTI, Marvell, Inphi or any subsidiary or affiliate of Inphi after the Delaware Merger Effective Time (each, a “Continuing Service Provider”), whether vested or unvested, was assumed by MTI and converted into an option to purchase, on substantially the same terms and conditions as were applicable under such Inphi Option, that number of MTI Shares equal to the product of 3.6955 and the number of Inphi Shares subject to such Inphi Option, at an exercise price per MTI Share calculated in accordance with the terms of the Merger Agreement;

•

each outstanding and vested Inphi Option, other than an Out-of-the-money Option held by a person who is not a Continuing Employee or a Continuing Service Provider was cancelled in exchange for the right of the holder to receive an amount in cash equal to $177.71 less the exercise price applicable to such Inphi Option;

•

each outstanding restricted stock unit of Inphi (each, an “Inphi RSU”) held by a Continuing Employee or a Continuing Service Provider that was unvested as of immediately prior to the Delaware Merger Effective Time was converted into that number of MTI restricted stock units equal to the product of 3.6955 and the number of Inphi Shares subject to such Inphi RSU, which MTI restricted stock units will be subject to substantially the same terms and conditions as were applicable under such Inphi RSU;

•

each outstanding Inphi RSU that was vested immediately prior to the Bermuda Merger Effective Time, including any Inphi RSUs that become vested by their terms immediately prior to or as of the Delaware Merger Effective Time, was cancelled in exchange for the merger consideration for each Inphi Share subject to such Inphi RSU;

•

each outstanding performance-based restricted stock unit of Inphi that is eligible to vest based on the per share market value of the Inphi Shares exceeding one or more relative performance target levels (each, an “Inphi MSU”) was cancelled in exchange for the merger consideration for each Inphi Share underlying the Inphi MSU that became vested pursuant to the terms of the Inphi MSU, based on actual performance measured as of April 20, 2021; and

•

each outstanding performance-based restricted stock unit of Inphi other than an Inphi MSU (each, an “Inphi PSU”) held by a Continuing Employee or a Continuing Service Provider that was unvested immediately prior to the Delaware Merger Effective Time was converted into that number of MTI restricted stock units equal to the product of 3.6955 and the target number of Inphi Shares subject to such Inphi PSU, which MTI restricted stock units will vest subject only to continued employment or service of the holder through the applicable vesting dates under the Inphi PSUs (except in the case of one Continuing Employee, whose award will remain subject to performance conditions) but will otherwise be subject to substantially the same terms and conditions as were applicable under such Inphi PSUs.

Further, pursuant to the Merger Agreement, (i) effective immediately prior to the Delaware Merger Effective Time, each Inphi Option and Inphi RSU held by any non-employee member of Inphi’s board of directors that was then outstanding and unvested became vested in full; (ii) any Inphi Option that had a per share exercise price equal to or greater than $177.71 (an “Out-of-the-money Option”) was canceled for no consideration and (iii) each Inphi Option, Inphi RSU and Inphi PSU that was held by a person who was not a Continuing Employee or a Continuing Service Provider that was outstanding and unvested immediately prior to the Delaware Merger Effective Time was canceled for no consideration.

The issuance of MTI Shares to Marvell shareholders and Inphi stockholders in connection with the Mergers, as described above, was registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-4 (File No. 333-251606) (the “Registration Statement”), filed by MTI with the SEC and declared effective on March 11, 2021. The joint proxy statement/prospectus of Marvell, MTI and Inphi included in the Registration Statement contains additional information about the Mergers and the related transactions. The description of MTI common stock set forth in the joint proxy statement/prospectus is incorporated herein by reference.

The description of the Merger Agreement contained herein does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which is filed as Exhibit 2.1 hereto and is incorporated herein by reference. This summary is not intended to modify or supplement any factual disclosures about Marvell, MTI or Inphi, and should not be relied upon as disclosure about Marvell, MTI or Inphi without consideration of the periodic and current reports and statements that Marvell, MTI or Inphi file with the SEC. The terms of the Merger Agreement govern the contractual rights and relationships, and allocate risks, among the parties in relation to the transactions contemplated by the Merger Agreement. In particular, the representations and warranties made by the parties to each other in the Merger Agreement reflect negotiations between, and are solely for the benefit of, the parties thereto and may be limited or modified by a variety of factors, including: subsequent events, information included in public filings, disclosures made during negotiations, correspondence between the parties and disclosure schedules to the Merger Agreement. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and you should not rely on them as statements of fact.

Prior to the Bermuda Merger Effective Time, Marvell Shares and Inphi Shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Global Select Market (“Nasdaq”). As a result of the Mergers and as of the Delaware Merger Effective Time, Inphi Shares will cease to be traded and will no longer be listed on Nasdaq and MTI Shares will be substituted for Marvell Shares on Nasdaq. As of the open of trading on April 21, 2021, MTI Shares will trade on Nasdaq under the ticker symbol “MRVL.” Each of Marvell and Inphi expects to file a Form 15 with the SEC to terminate the registration under the Exchange Act of the Marvell Shares and the Inphi Shares, respectively, and suspend their respective reporting obligations under Sections 12(g) and 15(d) of the Exchange Act.

The information set forth in the Explanatory Note of this Current Report is incorporated by reference into this Item 2.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

As previously disclosed on Marvell’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on December 8, 2020 (the “Credit Facility 8-K”), MTI and Marvell entered into a Credit Agreement (the “Term Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto as set forth in the Term Credit Agreement.

In connection with the consummation of the Mergers, on April 20, 2021, MTI borrowed $1.75 billion under the Term Credit Agreement. The disclosure set forth in the Credit Facility 8-K under “Item 1.01. Entry into a Material Definitive Agreement - Term Credit Agreement” is incorporated by reference herein.

The information set forth in the Explanatory Note of this Current Report is incorporated by reference into this Item 2.03.

Item 3.03	Material Modification to Rights of Security Holders

The information set forth in the Explanatory Note and in Items 2.01, 5.01 and 5.03 of this Current Report is incorporated by reference into this Item 3.03.

Item 5.01	Changes in Control of Registrant

Prior to the Bermuda Merger Effective Time, MTI was a wholly owned subsidiary of Marvell. Pursuant to the Merger Agreement, immediately following the Bermuda Merger Effective Time, all MTI Shares owned by Marvell prior to the Bermuda Merger Effective Time were surrendered to MTI for no consideration. Following the completion of the Mergers, the MTI Shares became held by the former holders of Marvell Shares and Inphi Shares.

The information set forth in the Introductory Note and in Items 2.01 and 5.02 of this Current Report is incorporated by reference into this Item 5.01.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Board of Directors

Effective immediately following the Bermuda Merger Effective Time, MTI’s board of directors (the “Board”) approved an increase in the size of the Board from one to ten directors. In connection with the Bermuda Merger, Mitchell L. Gaynor, the sole director of MTI as of immediately prior to the Bermuda Merger Effective Time, resigned from the Board. In addition, in accordance with the terms of the Merger Agreement and effective immediately following the Bermuda Merger Effective Time:

•

each of the following former members of the Marvell board of directors was appointed to the Board: Matthew J. Murphy, Tudor Brown, Brad Buss, Edward Frank, Richard S. Hill, Marachel Knight, Bethany Mayer, Michael Strachan and Robert E. Switz; and

•	Dr. Ford Tamer, Inphi’s Chief Executive Officer and a member of the Inphi Board was appointed to the Board.

Mr. Hill was appointed as Chair of the Board effective as of the effectiveness of his appointment to the Board.

Committee Appointments

Effective immediately following the Bermuda Merger Effective Time, the Board appointed the following individuals to the Audit Committee, the Nominating and Governance Committee and the Executive Compensation Committee, comprising the same directors as those who comprised such committees of the board of directors of Marvell immediately prior to the Bermuda Merger Effective Time:

•	Audit Committee: Michael Strachan (Chair), Brad Buss and Marachel Knight.

•	Nominating and Governance Committee: Brad Buss (Chair), Dr. Edward Frank, Robert E. Switz and Bethany Mayer.

•	Executive Compensation Committee: Robert E. Switz (Chair), Tudor Brown, Dr. Edward Frank and Bethany Mayer.

Executive Officers

In connection with the Mergers, each executive officer of MTI as of immediately prior to the Bermuda Merger Effective Time resigned from their respective positions and the Board appointed new executive officers of MTI effective immediately following the Bermuda Merger Effective Time. The names of these executive officers and their respective positions are indicated below:

Name	Title
Matthew J. Murphy	President and Chief Executive Officer
Jean Hu	Chief Financial Officer
Chris Koopmans	Chief Operations Officer
Mitchell L. Gaynor	Executive Vice President, Chief Administration and Legal Officer, and Secretary
Raghib Hussain	President, Products and Technologies
Daniel W. Christman	Executive Vice President, Storage Business Group
Dean E. Jarnac	Executive Vice President, Worldwide Sales
Nariman Yousefi	Executive Vice President
Dr. Loi Nguyen	Executive Vice President

Biographical information for each of the above named officers is set forth below.

Matthew J. Murphy. Age 48. Mr. Murphy has served as Marvell’s President and Chief Executive Officer since joining in July 2016 and also served as a member of the board of directors of Marvell. Prior to joining Marvell, Matt worked for Maxim Integrated Products, Inc. (“Maxim”), a designer, manufacturer and seller of analog and mixed signal integrated circuits, for 22 years, where he advanced through a series of business leadership roles over two decades. Most recently, from 2015 to 2016 he was Executive Vice President, Business Units, Sales and Marketing. In this capacity he had company-wide profit and loss responsibility, leading all product development, sales and field applications, marketing and central engineering. From 2011 to 2015, he was Senior Vice President of the Communications and Automotive Solutions Group, leading the team that developed differentiated solutions for those markets. From 2006 to 2011, he was Vice President, Worldwide Sales & Marketing during a time when Maxim’s sales expanded significantly. Prior to 2006, he served in a variety of business unit management and customer operations roles. In prior roles, Matt led Maxim’s communications, data center, and automotive business groups, all of which experienced significant growth under his leadership. Matt serves on the board of directors of eBay Inc. Matt earned a Bachelor of Arts from Franklin & Marshall College and is a graduate of the Stanford Executive Program.

Jean X. Hu. Age 57. Ms. Hu has served as Marvell’s Chief Financial Officer since August 2016. She joined Marvell from QLogic Corporation, a manufacturer of networking server and storage networking connectivity and application acceleration products, where she was SVP and CFO from 2011 to 2016. She also served as Acting CEO at QLogic from May 2013 to February 2014 and from August 2015 to August 2016. From 2004 to 2011, she held several senior positions at Conexant Systems, Inc., including CFO, Treasurer and SVP of Business Development. Presently, Ms. Hu is a member of the Board of Directors of Fortinet Inc. Jean earned a Ph.D. in Economics from Claremont Graduate University and a Bachelor of Science in Chemical Engineering from Beijing University of Chemical Engineering.

Chris Koopmans. Age 44. Mr. Koopmans has served as Marvell’s Chief Operations Officer since March 2021. Prior to becoming Chief Operations Officer, Mr. Koopmans served as Executive Vice President of Business Operations from 2018 to 2019 and Executive Vice President of Marketing and Business Operations from 2019 to 2021, where he led corporate transformation strategies and programs, in addition to global corporate marketing. From 2016 to 2019, Mr. Koopmans led Marvell’s Networking and Connectivity Business Group, and from June 2016 to December 2016 Mr. Koopmans led Global Sales and Marketing. Prior to joining Marvell in 2016, Mr. Koopmans served as Vice President and General Manager of Service Provider Platforms at Citrix Systems, where he drove the company’s strategy for the communications service-provider market. Mr. Koopmans joined Citrix with the acquisition of ByteMobile in 2012, a company he had co-founded and served as Chief Operations Officer. Chris earned a Bachelor of Science in Computer Engineering from the University of Illinois and was subsequently awarded a National Science Foundation Graduate Research Fellowship.

Mitchell L. Gaynor. Age 61. Mr. Gaynor has served as Executive Vice President, Chief Administration and Legal Officer and Secretary of Marvell since April 2017, having previously served as Marvell’s Executive Vice President, Chief Legal Officer and Secretary since May 2016. Prior to joining Marvell, from 2011 to 2015 he served as Executive Vice President, General Counsel and Secretary at Juniper Networks, Inc. (“Juniper”), a developer and marketer of networking products. In addition, while at Juniper he held a variety of executive roles including Senior Vice President, General Counsel and Secretary from February 2008 to February 2011 and Vice President, General Counsel, and Secretary from February 2004 to February 2008. Prior to Juniper, he served as Vice President and General Counsel at Portal Software, Inc. from 1999 to 2004 and in senior legal roles at Sybase, Inc. from 1993 to 1999, including General Counsel from 1997 to 1999. Mitch began his legal career at Brobeck, Phleger and Harrison, LLP in 1984. He holds a Juris Doctor degree from the University of California, Hastings College of the Law, and a Bachelor of Arts in History from the University of California, Berkeley.

Raghib Hussain. Age 49. Mr. Hussain served as Marvell’s Executive Vice President for the Networking and Processors Group and Chief Strategy Officer from July 2018 to April 2021, and was promoted to President, Products and Technologies in April 2021. Prior to joining Marvell in 2018, Raghib served as the Chief Operating Officer of Cavium, Inc. (“Cavium”), a company he co-founded in 2000. Prior to launching Cavium, he held engineering roles at both Cisco Systems, Inc. and Cadence, Inc., and helped found VPNet Technologies, Inc., an enterprise security company. Raghib earned a Bachelor of Science in Computer Systems Engineering from NED University in Karachi, Pakistan, and a Master of Science in Computer Engineering from San Jose State University. He holds 30 patents in the fields of networking and security.

Daniel W. Christman. Age 49. Mr. Christman has served as Executive Vice President of Marvell’s Storage Business Group since January 2017. Dan joined Marvell in 2016 as Executive Vice President of Strategic Planning. From March 2015 through August 2016, Dan served as Chief Marketing Officer at ESS Technology, a manufacturer of computer multimedia products, where he was responsible for product roadmaps and strategy, as well as marketing and global customer relationships. Prior to that time, Dan spent 17 years at Maxim, which designs, manufactures and sells analog and mixed signal integrated circuits, in various executive and general management roles, most recently he served as Maxim’s Vice President and General Manager of the Human Interface Business Unit from 2011 through 2015. Dan earned a Bachelor of Science in Electrical Engineering from Rensselaer Polytechnic Institute and a Bachelor of Science in Physics from State University of New York Oneonta and is a graduate of the Stanford Executive Program.

Dean E. Jarnac. Age 48. Mr. Jarnac has served as Marvell’s Executive Vice President of Worldwide Sales since March 2021 and prior to that he served as Marvell’s Senior Vice President of Worldwide Sales from August 2019 to March 2021. He previously served as Marvell’s Vice President of North America Sales and Global Distribution from April 2017 to August 2019. Prior to joining Marvell, he served as the Vice President, America Sales at Samsung Electro-Mechanics, a multinational electronic component company, from August 2016 until April 2017 and as Director, Strategic Sales at Broadcom from January 2015 until July 2016. Prior to 2015 he held positions of increasing sales responsibility at Freescale Semiconductor, Inc., Altera Corporation and Advanced Micro Devices, Inc. He graduated from Purdue University with a degree in Computer and Electrical Engineering and holds a Master of Business Administration from Boston University.

Nariman Yousefi. Age 58. Prior to the Bermuda Merger Effective Time, Mr. Yousefi served as Senior Vice President of Inphi’s Coherent DSP Business Group since December 2016. Prior to joining Inphi, Nariman served as the Chief Executive Officer and President of Clariphy Communications. Prior to joining ClariPhy, Nariman was a founding member and senior executive at Broadcom Corporation’s Networking Group, where he oversaw product development from inception to market leadership. While at Broadcom, he held multiple executive roles including Senior Vice President and General Manager of the Enterprise Networking Group and Senior Vice President of Infrastructure Technologies. Prior to joining Broadcom, Nariman held engineering management positions with Standard Microsystems and Western Digital Corporation. Nariman studied electrical engineering at the University of California, Davis and received a Bachelor of Science in Electrical Engineering from the University of Pacific and a Master of Science in Electrical Engineering from the University of Southern California.

Dr. Loi Nguyen. Age 61. As one of Inphi’s founders, Dr. Loi Nguyen has more than 20 years of experience in the development of high-speed devices and integrated circuits based on advanced gallium arsenide (“GaAs”) and indium phosphide technologies. He is well recognized in the high-speed III-V research community worldwide for his work in this field. From 1984 to 1988, Dr. Nguyen worked at the Honeywell Physical Sciences Center in Bloomington, Minnesota, while writing his graduate thesis on the development of GaAs devices. His thesis contributed to the commercialization of advanced GaAs technology for applications such as direct broadcast satellite, millimeter wave radios, automotive radar, and defense. In 1992, he established a world-record cutoff frequency for high-speed transistors, for which he received the prestigious IEEE Paul Rappaport Award for Best Paper published in an Electron Devices Society journal. Dr. Nguyen holds seven U.S. patents and is an author of more than 50 scientific publications. He has served on technical committees of the IEEE International Electron Devices Meetings, the IEEE Device Research Conference and the IEEE International Solid State Devices Meetings. Dr. Nguyen holds Bachelor of Science and Ph.D. degrees in electrical engineering from Cornell University and a Master of Business Administration from the Anderson School of Management at UCLA.

There are no family relationships among MTI’s executive officers or directors. There are no arrangements or understandings between MTI’s executive officers and any other person pursuant to which they were selected as executive officers.

Other than compensation arrangements between the above executive officers and MTI arising solely from such executive officers’ employment with MTI, there are no transactions or currently proposed transactions between such executive officers and MTI involving amounts in excess of $120,000 and in which such executive officers had or will have a direct or indirect material interest.

Compensatory Plans

At the Bermuda Merger Effective Time, MTI assumed certain Marvell equity plans, including the Marvell Amended and Restated 1995 Stock Option Plan (the “Marvell Option Plan”), Marvell’s 2000 Employee Stock Purchase Plan, as Amended and Restated (the “Marvell ESPP”), the Aquantia Corp. 2004 Equity Incentive Plan, the Aquantia Corp. 2015 Equity Incentive Plan, the Aquantia Corp. 2017 Equity Incentive Plan, the Cavium, Inc. 2016 Equity Incentive Plan, the Cavium, Inc. 2007 Equity Incentive Plan and the QLogic Corporation 2005 Performance Incentive Plan. MTI also assumed the share reserve available for future issuances under the Marvell Option Plan (and renamed the plan the “Marvell Technology, Inc. Amended and Restated 1995 Stock Option Plan”) and the Marvell ESPP (and renamed the plan the “Marvell Technology, Inc. 2000 Employee Stock Purchase Plan, as Amended and Restated”) and MTI expects to grant future awards under such plans.

At the Delaware Merger Effective Time, MTI assumed certain outstanding awards under certain Inphi equity plans. However, it is not expected that MTI will grant future awards under any Inphi equity plans following the Delaware Merger Effective Time.

Additional information required by Items 5.02(c), (d) and (e) is included in (i) the joint proxy statement/prospectus; (ii) Marvell’s definitive annual proxy statement filed with the SEC on May 28, 2020; and (iii) the information contained in Part III of Inphi’s Form 10-K/A filed with the SEC on March 2, 2021, and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On April 19, 2021, in connection with the completion of the Mergers and in accordance with the Merger Agreement, MTI amended and restated its certificate of incorporation and its bylaws to reflect the changes contemplated by the Merger Agreement and described in the joint proxy statement/prospectus.

The foregoing description of the amended and restated certificate of incorporation of MTI and the amended and restated bylaws of MTI does not purport to be complete and is qualified in its entirety by reference to the amended and restated certificate of incorporation of MTI and the amended and restated bylaws of MTI filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report and incorporated by reference into this Item 5.03.

The information set forth in the Explanatory Note of this Current Report is incorporated by reference into this Item 5.03.

Item 8.01	Other Events

On April 20, 2021, MTI issued a press release in connection with the completion of the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired

The information required by this item was previously reported in the joint proxy statement/prospectus and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

(b)	Pro Forma Financial Information

The information required by this item was previously reported in the joint proxy statement/prospectus and, accordingly, pursuant to General Instruction B.3 of Form 8-K is not required to be reported herein.

(d)	Exhibits

2.1*	Agreement and Plan of Merger and Reorganization, dated as of October 29, 2020, by and among Marvell Technology Group Ltd., Inphi Corporation, Maui HoldCo, Inc., Maui Acquisition Company Ltd and Indigo Acquisition Corp. incorporated by reference to Exhibit 2.1 to Marvell Technology Group’s Form 8-K filed on October 30, 2020

3.1	Amended and Restated Certificate of Incorporation of Marvell Technology, Inc.

3.2	Amended and Restated Bylaws of Marvell Technology, Inc.

10.1	Form of Indemnification Agreement

10.2*	Credit Agreement, dated as of December 7, 2020, among Marvell Technology Group Ltd., Maui HoldCo, Inc., the Guarantors party thereto, the Lenders party thereto and JPMorgan Chase Bank, N.A., as the Administrative Agent, incorporated by reference to Exhibit 10.1 to Marvell Technology Group Ltd.’s Form 8-K filed on December 8, 2020

10.3*	Revolving Credit Agreement, dated as of December 7, 2020, among Marvell Technology Group Ltd., Maui HoldCo, Inc., the Guarantors party thereto, the Lenders party thereto and Bank of America, N.A., as the Administrative Agent, incorporated by reference to Exhibit 10.2 to Marvell Technology Group Ltd.’s Form 8-K filed on December 8, 2020

10.4*	Amendment No. 1 to Credit Agreement, dated as of December 7, 2020, among Marvell Technology Group Ltd., the Lenders party thereto, Bank of America, N.A., as the Revolving Facility Agent, and Goldman Sachs Bank USA, as the General Administrative Agent and the Term Facility Agent, incorporated by reference to Exhibit 10.3 to Marvell Technology Group Ltd.’s Form 8-K filed on December 8, 2020

99.1	Press Release, dated April 20, 2021

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

*

Pursuant to Item 601(a)(5) of Regulation S-K, certain schedules and similar attachments have been omitted. The registrant hereby agrees to furnish a copy of any omitted schedule or similar attachment to the SEC upon request

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 20, 2021

MARVELL TECHNOLOGY, INC.

By:	/s/ JEAN HU
Jean Hu Chief Financial Officer